UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2010

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Arizona Public Service Company (“APS”) Facility
On February 14, 2011, APS entered into an unsecured revolving credit facility with Barclays Bank PLC, as Agent and Issuing Bank, Credit Suisse Securities (USA) LLC, as Syndication Agent, Credit Suisse AG, Cayman Islands Branch, as Issuing Bank, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lender parties thereto, allowing APS to borrow, repay and reborrow, from time to time, up to $500 million on or prior to February 13, 2015. On February 14, 2011, APS terminated its prior $489 million revolving credit facility with Bank of America, N.A., as Administrative Agent and Issuing Bank, The Bank of New York, as Syndication Agent and Issuing Bank, Citibank, N.A., JPMorgan Chase Bank, N.A. and Credit Suisse, Cayman Islands Branch, as Co-Documentation Agents, and the lender parties thereto, which was replaced by the new facility. The prior revolving credit facility would have expired on September 28, 2011. APS will use the new facility for general corporate purposes, including as a standby facility to support commercial paper issuances. The facility can also be used for letters of credit.
Borrowings under the facility will bear interest based on APS’s then-current senior unsecured debt ratings.
Borrowings under the facility are conditioned on APS’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the facility was entered into. The facility includes customary covenants, including that APS maintain a maximum consolidated debt-to-capitalization ratio and comply with certain lien restrictions. The facility also includes customary events of default, including a cross default provision and a change of control provision relating to Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”), the parent company of APS. If an event of default occurs, lenders holding a specified percentage of the commitments, or the administrative agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the facility to be due and payable.
APS and its affiliates maintain normal banking and other relationships with the agents and various other lenders in the new facility and in the prior $489 million revolving credit facility that has been terminated.
Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to both Item 2.02 and 7.01.
On February 18, 2011, Pinnacle West issued a press release regarding its financial results for the fiscal quarter and full year ended December 31, 2010 and its earnings outlook for 2011. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is providing a quarterly and full year consolidated statistical summary and earnings variance explanations and a copy of the slide presentation made in connection with its earnings conference call on February 18, 2011. This information contains Company operating results for the fiscal quarter and fiscal year ended December 31, 2010 and is attached hereto as Exhibits 99.2, 99.3 and 99.4. The summary, earnings variance explanations and slide presentation are concurrently being posted to the Company’s website at www.pinnaclewest.com, which also contains a glossary of relevant terms.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Earnings News Release issued on February 18, 2011.

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three-month and twelve-month periods ended December 31, 2010 and 2009.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation 4th Quarter and Full-Year 2010 Results slide presentation accompanying February 18, 2011 conference call.

99.4	Pinnacle West APS
Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2010 and 2009 and Consolidated Statements of Income for the three and twelve months ended December 31, 2010 and 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: February 18, 2011	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: February 18, 2011	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Earnings News Release issued on February 18, 2011.

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three-month and twelve-month periods ended December 31, 2010 and 2009.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation 4th Quarter and Full-Year 2010 Results slide presentation accompanying February 18, 2011 conference call.

99.4	Pinnacle West APS
Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2010 and 2009 and Consolidated Statements of Income for the three and twelve months ended December 31, 2010 and 2009.